Exhibit 99.07

Southern Company
Financial Overview
As Reported
(In Millions of Dollars)
	Three Months Ended September			Year-To-Date September
	2021	2020	% Change	2021	2020	% Change
Southern Company –
Operating Revenues	$6,238	$5,620	11.0%	$17,346	$15,258	13.7%
Earnings Before Income Taxes	1,482	1,576	(6.0)%	3,142	3,189	(1.5)%
Net Income Available to Common	1,101	1,251	(12.0)%	2,608	2,732	(4.5)%

Alabama Power –
Operating Revenues	$1,904	$1,729	10.1%	$5,019	$4,445	12.9%
Earnings Before Income Taxes	655	578	13.3%	1,566	1,340	16.9%
Net Income Available to Common	499	444	12.4%	1,189	1,022	16.3%

Georgia Power –
Operating Revenues	$2,856	$2,617	9.1%	$7,050	$6,371	10.7%
Earnings Before Income Taxes	649	945	(31.3)%	1,111	1,609	(31.0)%
Net Income Available to Common	536	773	(30.7)%	1,030	1,411	(27.0)%

Mississippi Power –
Operating Revenues	$378	$336	12.5%	$988	$895	10.4%
Earnings Before Income Taxes	60	79	(24.1)%	155	158	(1.9)%
Net Income Available to Common	50	67	(25.4)%	133	138	(3.6)%

Southern Power –
Operating Revenues	$679	$523	29.8%	$1,610	$1,337	20.4%
Earnings Before Income Taxes	92	116	(20.7)%	181	242	(25.2)%
Net Income Available to Common	78	74	5.4%	211	212	(0.5)%

Southern Company Gas –
Operating Revenues	$623	$477	30.6%	$2,994	$2,362	26.8%
Earnings Before Income Taxes	189	17	N/M	613	458	33.8%
Net Income Available to Common	56	14	N/M	389	360	8.1%
N/M - Not Meaningful
Notes
- See Financial Highlights pages for discussion of certain significant items occurring during the periods